                                                                    EXHIBIT 10.8


                  SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT

      THIS SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT is made as of this 27th day of February 27, 1998, by and between INTEL CORPORATION, a Delaware corporation with an office at 2111 NE 25th Avenue, Hillsboro, Oregon ("Intel") and 2WAY MEDIA, INC. ("LAUNCH"), a Delaware corporation with an office at 1632 Fifth Street, Santa Monica, CA 90401.

                                    RECITALS

      Intel is a manufacturer of microprocessors, software and systems. LAUNCH has certain expertise in music applications and related businesses. Intel and LAUNCH desire to work together to create a compelling music application using broadband broadcast distribution.

      Intel and LAUNCH are entering into that certain Securities Purchase Agreement dated as of February 27, 1998, and related agreements including without limitation the Second Amended and Restated Investors Rights Agreement regarding the issuance and sale to Intel of shares of capital stock of LAUNCH (the "Equity Agreements").

      NOW THEREFORE, based on the Recitals and terms and conditions herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

SECTION 1.  DEFINITIONS

      1.1 "Project" means an interactive, personalized music channel delivered to the home and updated via broadcast broadband distribution. The client system will have a back-channel that need not be active the entire time the user is deriving value from the Project. Critical features of the Project include: [*] The Project shall include a trial deployment.

      1.2 "Intel Software" means Intel-developed software as created by Intel for the Project and as delivered to LAUNCH as required by this Agreement together with all LAUNCH Improvements. Anticipated features of the Intel Software are set forth in Section 2.2 of this Agreement.

      1.3 "LAUNCH Improvements" means improvements and bug fixes that LAUNCH may make to the Intel Software in the course of creating LAUNCH Derivatives or otherwise, which LAUNCH shall provide to Intel in source and object code form designated as LAUNCH Improvements.


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      1.4 "Derivative Work" means a work based upon one or more preexisting works, such as a translation, abridgment, condensation, modification, or any other form in which a work may be recast, transformed, or adapted.

      1.5 "LAUNCH Derivatives" means any Derivative Works of the Intel Software created by LAUNCH (but not including LAUNCH Improvements).

      1.6 "Licensed Products" means any product offered by LAUNCH that (i) is based on the Project, (ii) incorporates the Intel Software and (iii) adds significant functionality to the Intel Software.

      1.7 "Dedicated Resources" shall mean [*] with [*] provided, however, that
(i) Intel shall not be required to have [*], (ii) Intel shall have [*] and (iii) Intel [*] and change staff assigned to the Project at its sole discretion. Dedicated Resources shall also include all costs and expenses incurred by Intel in connection with furnishing such engineering resources.

SECTION 2. OBLIGATIONS OF THE PARTIES

      2.1 PROJECT DEVELOPMENT. Subject to the terms and conditions of this Agreement, Intel and LAUNCH will cooperate with each other in good faith and use commercially reasonable efforts to complete the Project by [*]. Intel agrees that it will initially develop the Intel Software, and LAUNCH agrees that it will perform its obligations under this Agreement, in a manner to make the Project initially fully functional for satellite distribution. The parties further agree that the Project shall be architected and designed such that it can be adapted for other forms of broadcast broadband distribution including cable modems and DSL. The Project shall be deemed complete after a Trial conducted over a satellite system or on [*], whichever comes first.

      2.2 INTEL SOFTWARE. Intel shall develop the Intel Software for the Project. Intel will make good faith efforts to design and architect the Intel Software's components to be independent of the distribution system chosen for the Project (i.e. it can be used for satellite or cable modem). The Intel Software shall include hardened technology components in the following functional areas:

            (i)   [*]

            (ii)  [*]

            (iii) [*]

            (iv)  [*]

            (v)   [*]


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

The Intel Software shall be the sole and exclusive property of Intel subject only to license rights therein that Intel may grant to LAUNCH and any other third party. The Parties acknowledge that further agreement is required as to the depth of the feature sets in each of (i)-(v) above but intend that such features are capable of being developed by Intel within the scope of Intel's Dedicated Resources. The parties will cooperate and work together in good faith to further refine these features, but all final decisions with respect to the features of the Intel Software shall be made by Intel at its sole discretion.

      2.3 INTEL DEDICATED RESOURCES. Intel shall use commercially reasonable efforts to commit the Dedicated Resources to the development of the Intel Software and the completion of the Project. Intel shall have no obligation under this Agreement to provide any goods or services or otherwise contribute resources to the Project and the development of the Intel Software beyond the Dedicated Resources. If Intel's development of the Intel Software and completion of the Project requires less than the Dedicated Resources, Intel's obligations in regard to the Dedicated Resources shall terminate upon completion of the Project and (i) Intel shall have no further obligation in regard to the Dedicated Resources and (ii) LAUNCH shall not be entitled to any credit and/or offset of any kind in regard to any consideration given by it to Intel hereunder or otherwise. If development of the Intel Software for the Project, or completion of the Project, requires Intel to commit resources beyond the Dedicated Resources, the parties shall enter into good faith negotiations to determine whether Intel shall receive additional compensation and if so the amount and nature of such consideration. Notwithstanding the foregoing, the parties reiterate that Intel shall have no obligation under this Agreement to provide any goods or services or otherwise contributes resources to the Project and the development of the Intel Software beyond the Dedicated Resources.

      2.4 LAUNCH COMMITMENTS. LAUNCH shall use commercially reasonable efforts and dedicate the resources necessary to develop, obtain all license and other rights necessary to complete the Project in a commercially reasonable way, and pay for at its sole expense the following elements of, the Project:

            (i)      [*]

            (ii)     [*]

            (iii)    [*]

            (iv)     [*]

            (v)      [*]

            (vi)     [*]

            (vii)    [*]

            (viii)   [*]

Technology and intellectual property owned, licensed, sub-licensed, or developed independently by LAUNCH and incorporated into the Project or Licensed Products (collectively, the "LAUNCH Technology") shall be the property of LAUNCH subject only to license rights that

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

LAUNCH may grant therein to Intel or other third parties. Technology developed by LAUNCH with the assistance of Intel shall be owned by LAUNCH.

      2.5 JOINT WORK. Intel and LAUNCH shall jointly work on developing [*]
All technology, inventions and related intellectual property created as a result of this joint work ("Joint Work Technology") shall be the property of Intel unless independently developed by LAUNCH and LAUNCH can demonstrate with appropriate documentation that it independently developed the technology, invention or related intellectual property. LAUNCH shall, at Intel's request, perform all actions and execute all documents necessary to establish the Joint Work Technology as Intel's sole and exclusive property. Technology, inventions and intellectual property independently developed by LAUNCH shall be the property of LAUNCH and shall be included in the definition of "LAUNCH Technology" as that term is defined herein.

      2.6 TRIAL. The parties shall conduct a trial ("Trial") to test the success of the Project. LAUNCH and Intel will work together to determine the first distribution channel for the Trial and perform the necessary integration of the transport stack specific to such bandwidth provider. The parties will cooperate and work together in good faith to further define the Trial.

      2.7 CONSIDERATION AND CLOSING. The parties agree that the net value of Intel's contribution to this Project will be [*]. Upon execution of this Agreement at closing, LAUNCH shall pay Intel US$500,000 by issuing to and delivering to Intel 327,797 shares of Series D Preferred Stock of LAUNCH (the "LAUNCH Shares"). Closing shall take place on February 26, 1998, or such other time, and at such place, as the parties shall agree. LAUNCH represents and warrants to Intel that the issuance and delivery of the LAUNCH Shares to Intel
(i) is duly authorized and approved by LAUNCH's Board of Directors and, if necessary, LAUNCH's shareholders, (ii) is in full compliance with any and all applicable state and federal securities laws, and (iii) all necessary corporate, government, administrative and other actions or approvals necessary to effectuate the issuance and delivery of the LAUNCH Shares to Intel and perfect Intel's ownership of the LAUNCH Shares have been duly completed and obtained and
(iv) upon delivery of the LAUNCH Shares Intel shall be the sole and exclusive owner of the LAUNCH Shares designated as such on LAUNCH's shareholder register. LAUNCH further agrees to indemnify, defend and hold Intel harmless from and against any and all claims, causes of action, damages, losses, costs (including reasonable attorney fees), liabilities and expenses arising from any action or claim brought or threatened against LAUNCH or Intel relating to the issuance and delivery of the LAUNCH Shares. In addition, all representations and warranties made by LAUNCH in the Equity Agreements are incorporated by reference herein and the LAUNCH Shares shall be entitled to the rights and subject to the obligations set forth in the Equity Agreements.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SECTION 3. LICENSES

      Subject to the successful development of the Intel Software, completion of the Project and conclusion of a successful Trial, all to the satisfaction of Intel, Intel grants to LAUNCH the following licenses:

      3.1 SOURCE CODE. Intel hereby grants to LAUNCH a worldwide, perpetual, non-exclusive, non-sublicensable, royalty-free license under Intel's copyrights to use, reproduce, perform and display the Intel Software and the Joint Work Technology in source code form for internal use only, solely for the purpose of
(i) preparing LAUNCH Derivatives for incorporation into Licensed Products, (ii) making Improvements, and (iii) providing technical support for Licensed Products. LAUNCH Derivatives shall be the property of LAUNCH subject to Intel's ownership of the Intel Software and the Joint Work Technology.

      3.2 OBJECT CODE. Intel hereby grants to LAUNCH a worldwide, perpetual, non-exclusive, royalty-free license under Intel's copyrights in the Intel Software and the Joint Work Technology, to reproduce, distribute, license through multiple levels of distribution, display and perform such LAUNCH Derivatives only in binary code form and only incorporated into Licensed Products; provided that the Intel Software and the Joint Work Technology are licensed to end-users "AS IS" without warranties of non-infringement of any third party intellectual property right.

      3.3 RESTRICTIONS. LAUNCH shall not assign, sublicense, lease, or in any other way transfer, use, perform, display or disclose the Intel Software and the Joint Work Technology to any third party or reproduce or distribute any part of the Intel Software and the Joint Work Technology except as specifically provided in this Agreement.

      3.4 NO OTHER RIGHTS. No rights or licenses are granted by Intel to LAUNCH under this Agreement, expressly, by estoppel or by implication, with respect to any proprietary information or patent, copyright, trade secret or other intellectual property right owned or controlled by Intel, except as expressly provided in this Agreement.

      3.5 LAUNCH TECHNOLOGY. LAUNCH hereby grants to Intel a non-exclusive, worldwide, royalty free, perpetual license under the LAUNCH Technology, including but not limited to its intellectual property rights and the intellectual property rights of third parties for which LAUNCH has the right to grant such license, to use, reproduce, distribute, perform and display the Project and Licensed Products for promotional purposes to demonstrate the Intel Software and the Project.

SECTION 4. PROPRIETARY RIGHTS

      The Intel Software and the Joint Work Technology, in whole or in part, and all copies, are and shall remain owned by and be the sole and exclusive property of Intel. Intel has the right to use, copy, modify, license, sub-license, make derivative works of, perform and display the Intel Software and the Joint Work Technology in any manner and for any purpose that Intel deems appropriate at its sole discretion; provided, however, that Intel agrees that it will not license the

Intel Software and the Joint Work Technology for the creation of a music application like that contemplated by the Project for a period of [*] following completion of the Project. This restriction shall apply to the Intel Software and the Joint Technology as a collective unit rather than discrete parts of the Intel Software and the Joint Technology, and the restriction shall not apply to
(i) any part of the Intel Software and the Joint Technology that was developed by Intel before the execution of this Agreement, and (ii) any part of the Intel Software and the Joint Work Technology that was not specifically and solely developed for the Project.

SECTION 5. TECHNICAL SUPPORT AND UPDATES

      5.1 LAUNCH. LAUNCH shall provide all technical support of all kinds at all levels for all Licensed Products.

      5.2 INTEL. INTEL WILL NOT BE REQUIRED TO PROVIDE ANY TECHNICAL OR OTHER SUPPORT, ASSISTANCE, INSTALLATION, TRAINING OR OTHER SERVICES EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT. INTEL WILL NOT BE REQUIRED TO PROVIDE ANY UPDATES, ENHANCEMENTS OR EXTENSIONS TO THE INTEL SOFTWARE OR THE JOINT WORK TECHNOLOGY OF ANY KIND OR PROVIDE ANY TECHNICAL SUPPORT FOR THE LICENSED PRODUCTS.

SECTION 6. MARKETING AND PROMOTION

      The parties will issue a press release describing the Intel-LAUNCH cooperation in relation to the Project. Text of the press release will be subject to the prior review and approval of Intel and LAUNCH.

SECTION 7. COPYRIGHTS AND TRADEMARK

      7.1 COPYRIGHTS. The Intel Software and the Joint Work Technology is copyrighted and is protected by United States copyright laws and international treaty provisions. LAUNCH shall use commercially reasonable efforts to prevent any unauthorized copying of the Intel Software and the Joint Work Technology. LAUNCH shall not remove or obscure any of Intel's or its vendors' copyright notices or other proprietary notices from the Intel Software and the Joint Work Technology. In addition, each Licensed Product shall display "Portions Copyright 1998 Intel Corporation" in "About" boxes of Licensed Products. LAUNCH and its licensees shall display "Media Technologies by Intel Corporation" in [*] of Licensed Products. Intel shall not remove or obscure any of LAUNCH's or its vendors' copyright notices or other proprietary notices from the Licensed Products pursuant to the license granted to Intel in Section 3.5 above.

      7.2 TRADEMARKS. No rights or licenses are granted by this Agreement, expressly or by implication, to use any Intel trademark or trade name, or any word or mark similar thereto, in connection with any products manufactured, used or sold by LAUNCH, or as part of LAUNCH's corporate, firm or trade name, or for any other purpose, except as expressly provided for in this Agreement.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    EXHIBIT 10.8


SECTION 8. NO WARRANTIES; LIMITED LIABILITY

      8.1 INTEL SOFTWARE AS IS. INTEL MAKES NO WARRANTY OF ANY KIND REGARDING THE INTEL SOFTWARE AND THE JOINT WORK TECHNOLOGY AND ANY SUPPORT, INPUT, RECOMMENDATIONS, ASSISTANCE OR OTHER CONTRIBUTIONS OF ANY KIND THAT INTEL MAY MAKE TO THE PROJECT. INTEL SOFTWARE AND JOINT WORK TECHNOLOGY IS LICENSED TO LAUNCH ON AN "AS IS" BASIS. INTEL SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT AND FITNESS FOR A PARTICULAR PURPOSE.

      8.2 LIMITED LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE OF ANY KIND. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER UNDER THIS AGREEMENT IN AN AMOUNT EXCEEDING THE TOTAL PAYMENTS RECEIVED FROM THE OTHER PARTY UNDER THIS AGREEMENT.

      8.3 EXCEPTION. NOTWITHSTANDING THE FOREGOING GENERAL LIMITATIONS, LAUNCH'S DUTY TO INDEMNIFY, DEFEND AND HOLD INTEL HARMLESS PURSUANT TO PARAGRAPH 12 OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT WITHOUT LIMITATION.

SECTION 9. TERM AND TERMINATION

      9.1 TERM. The term of this Agreement shall commence on the date first written above and shall continue until the earlier of September 1, 1999, and the date that the Project is completed, unless earlier terminated by a party as permitted herein. This Agreement may be extended for such additional term and under such conditions as the parties may mutually agree in a duly executed writing.

      9.2 TERMINATION. Before completion of the Project, either party may terminate this Agreement at any time with or without cause by giving the other party written notice of termination.

      9.3 EFFECT OF TERMINATION.

            9.3.1 CONSIDERATION. If LAUNCH terminates the Agreement, Intel may keep all consideration given by LAUNCH to Intel hereunder without further obligation. If Intel terminates the Agreement due to a material breach by LAUNCH, Intel may keep all consideration given by LAUNCH to Intel without further obligation. In the event that Intel terminates the Agreement for other than breach, Intel agrees to refund a pro-rated amount of the LAUNCH Shares as follows:


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

             Termination Date                             Amount Refunded
-----------------------------------------------------    ------------------
[*]                                                      [*]
                                                         Shares (based upon
                                                         $1.53 per share)

[*]                                                      [*]
                                                         Shares (based upon
                                                         $1.53 per share)

[*]                                                      {*}
                                                         Shares (based upon
                                                         $1.53 per share)

[*]                                                      [*]
                                                         Shares (based upon
                                                         $1.53 per share)

            9.3.2 LICENSES. If this Agreement is terminated for any reason prior to successful completion of the Project, LAUNCH shall have no license rights to any Intel Software and the Joint Work Technology. Once the licenses granted by Intel to LAUNCH have become effective as outlined in Section 3 of this Agreement, however, they may only be revoked by Intel for material breach of the license terms as provided in this Agreement. Intel reserves the right to verify LAUNCH's compliance with this Agreement and the licenses granted herein by reasonable means, and LAUNCH agrees to cooperate with Intel in that regard. In the event that Intel, in its reasonable discretion, determines that LAUNCH is in material breach of any of the licenses granted herein, Intel has the right to terminate all license rights granted herein upon thirty (30) days written notice to LAUNCH if LAUNCH fails to correct such material noncompliance within the thirty (30) day notice period.

            9.3.3 OTHER. Expiration of this Agreement shall not affect the limitations and restrictions on LAUNCH's license rights in regard to the Intel Software. In addition, Sections 4 (unless the licenses are terminated as provided herein), 5, 7, 8, 9, 10, 11, 12, 15 and 16 shall survive.

SECTION 10. CONFIDENTIALITY AND NON-DISCLOSURE

      10.1 SOURCE CODE. The Intel Software and Joint Work Technology source code constitutes proprietary, confidential, and trade secret information of Intel. LAUNCH shall ensure that the Intel Software and Joint Work Technology source code receives at least the same degree of confidentiality that is accorded to its own source code. Except as expressly permitted by this Agreement, LAUNCH shall not disclose the Intel Software and Joint Work Technology source code to any third party absent prior written approval from Intel and a prior written confidentiality and nondisclosure agreement with each such third party that is satisfactory to Intel in its sole discretion.

      10.2 CNDA. This Agreement and the terms thereof are confidential and shall not be disclosed to any third party without the prior written consent of the non-disclosing party. Except


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

as expressly provided herein, this Agreement and all disclosures relating thereto, shall be governed by CNDA number 68431 executed by the parties on September 4, 1996.

SECTION 11. NOTICES

      All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to LAUNCH                             If to Intel

2Way Media, Inc.                         Intel Corporation
1632 Fifth Street                        211 N.E. 25th Avenue
Santa Monica, CA  90401                  Hillsboro, OR  97124-5961
                                         JF3-145
Attn: President                          Attn: Legal Counsel
                                               With a copy to:

With a copy to:

Gray Cary Ware & Freidenrich             Post Contract Management
400 Hamilton Ave.                        Same Address
Palo Alto, CA  94301
Attn: Jim Koshland

      Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

SECTION 12. INDEMNITY

      12.1 LAUNCH. LAUNCH shall defend, indemnify, and hold Intel harmless from and against any loss, cost, liability and expense (including reasonable attorney fees) arising from any action or claim brought or threatened against LAUNCH or Intel or its customers alleging that any Licensed Product infringes any patent, copyright, trademark, trade secret, or other intellectual property right of any third party provided that Intel (i) promptly notifies LAUNCH in writing of any such suit or proceeding, (ii) provides LAUNCH at its sole discretion with sole control over the defense or settlement of such suit or proceeding, and (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action. LAUNCH's indemnity obligation hereunder shall not apply to any successful suit or proceeding based solely upon a claim that the Intel Software or a party thereof (except any Launch Improvement), alone and not in combination with any other technology or product (including but not limited to the Licensed Product), constitutes a direct infringement of any United States patent or copyright of any third party; provided that LAUNCH (i) promptly notifies Intel in writing of any such suit or proceeding, (ii) provides Intel at its sole discretion with sole control over the defense or settlement of such suit or proceeding, (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action, and (iv) a court of competent jurisdiction

(after appropriate appeals have been filed) concludes that the Intel Software, or a part thereof (except any LAUNCH Improvement), alone and not in combination with any other technology or product (including but not limited to the Licensed Product) constitutes a direct infringement of any United States patent or copyright of any third party.

      12.2 INTEL. Subject to the limitations set forth in Section 8.2 above, which shall be construed to mean a limit of [*], Intel shall defend, indemnify and hold LAUNCH harmless from and against any loss, cost, liability and expense (including reasonable attorney fees) arising solely from an action or claim brought against LAUNCH alleging only that the Intel Software, alone and not in combination with any other product or technology, infringes any United States copyright of any third party provided that LAUNCH (i) promptly notifies Intel in writing of any such suit or proceeding, (ii) provides Intel at its sole discretion with sole control over the defense or settlement of such suit or proceeding, and (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action and (iv) a court of competent jurisdiction (after appropriate appeals have been filed) concludes that the Intel Software, or a part thereof (except any LAUNCH Improvement), alone and not in combination with any other technology or product (including but not limited to the Licensed Product) constitutes a direct infringement of any United States copyright of any third party.

      12.3 LIMITATIONS. Intel shall not be liable for any claims, liabilities, damages, losses, and costs (including attorney fees), and LAUNCH shall indemnify, defend and hold Intel harmless from, any claims, liabilities, damages, losses, and costs (including reasonable attorney fees) resulting from any suit or proceeding based upon a claim arising from (i) Intel's compliance with LAUNCH's designs, specifications or instructions in the development of the Intel Software, (ii) modifications to or Derivative Works of the Intel Software by LAUNCH, or (iii) the combination of the Intel Software or any part thereof furnished hereunder with any other product or technology of LAUNCH or its customers.

      12.4 REMEDIES. If the distribution of a Licensed Product is permanently enjoined, or Intel determines at its sole discretion that it may be enjoined, because the Intel Software or a part thereof, alone and not in combination with any other technology or product (including but not limited to the Licensed Product), constitutes or appears to constitute a direct infringement of any patent, copyright, trademark, trade secret, or other intellectual property right of any third party, Intel may, at its sole discretion (i) procure sufficient rights for LAUNCH to enable distribution of the Licensed Product consistent with this Agreement (ii) modify the Intel Software so that it becomes non-infringing, or (iii) terminate the Intel Software licenses granted herein without liability to LAUNCH.

SECTION 13. FORCE MAJEURE

      Neither party shall be liable for any failure to perform due to unforeseen circumstances or causes beyond that party's reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, delay in delivery by vendors, fire, flood, earthquake, accident, strikes, inability to secure transportation, facilities, fuel, energy, labor or


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

materials. In the event of force majeure, the time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby.

SECTION 14. ASSIGNMENT, SALE OR TRANSFER

      Neither party shall transfer or assign any of its rights under this Agreement to any person. Any attempt to assign any rights, duties or obligations hereunder without the other party written consent shall be void.

SECTION 15. RELATIONSHIP OF THE PARTIES

      This Agreement shall not be construed to create a partnership, joint venture or other agency relationship between the parties. Neither party hereto will be deemed the agent or legal representative of the other for any purpose whatsoever and each party will act as an independent contractor with regard to the other in its performance under this Agreement. Nothing herein will authorize either party to create any obligation or responsibility whatsoever, express or implied, on behalf of the other or to bind the other in any manner, or to make any representation, commitment or warranty on behalf of the other.

SECTION 16. MISCELLANEOUS

      16.1 EXPORT RESTRICTIONS. The Intel Software and the Joint Work Technology may be controlled for export purposes by the U.S. Government. LAUNCH shall not export, either directly or indirectly, any Licensed Product without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government as required.

      16.2 GOVERNING LAW. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts located in Delaware, without regard to principles of conflict of laws. This provision is meant to comply with 6 Del. C.
Section 2708(a).

      16.3 INTEGRATION. This Agreement, together with the CNDA, constitute the entire agreement between LAUNCH and Intel relating to the subject matter hereof. This Agreement shall only be amended by a writing signed by both parties.

      16.4 HEADINGS. The headings to the paragraphs and subparagraphs of this Agreement are to facilitate reference only, do not form a part of this Agreement, and will not in any way affect the interpretation thereof.

      16.5 SEVERABILITY. The terms and conditions of this Agreement are severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties' intent in entering into this Agreement.

      16.6 REMEDIES. The rights and remedies provided in this Agreement are in addition to any other rights and remedies provided at law or in equity.

16.7 Condition Precedent. The obligations under this Agreement are expressly subject to the parties' closing to the satisfaction of Intel the Equity Agreements by and among Intel and LAUNCH to be executed contemporaneously with this Agreement. This Agreement shall be of no force and effect unless and until the Equity Agreements are closed and all conditions precedent to their enforceability have been fully performed.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


2WAY MEDIA, INC.                        INTEL CORPORATION:

    By: /s/ ROBERT D. ROBACK                By:
        --------------------                    --------------------

  Name: Robert D. Roback                  Name:
        --------------------                    --------------------

 Title: President                        Title:
        --------------------                    --------------------

  Date: 2/27/98                           Date:
        --------------------                    --------------------

16.7 Condition Precedent. The obligations under this Agreement are expressly subject to the parties' closing to the satisfaction of Intel the Equity Agreements by and among Intel and LAUNCH to be executed contemporaneously with this Agreement. This Agreement shall be of no force and effect unless and until the Equity Agreements are closed and all conditions precedent to their enforceability have been fully performed.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


2WAY MEDIA, INC.                        INTEL CORPORATION:

    By:                                     By: /s/ L. VADASZ
        --------------------                    --------------------

  Name:                                   Name: Les Vadasz
        --------------------                    --------------------

 Title:                                  Title: Sr. Vice President
        --------------------                    --------------------

  Date:                                   Date: 2/26/98
        --------------------                    --------------------